SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           CORNELL CORRECTIONS, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:  __________________________________________
      2.    Form, Schedule or Registration Statement No.: _____________________
      3.    Filing Party: _____________________________________________________
      4.    Date Filed: _______________________________________________________

                           CORNELL CORRECTIONS, INC.
                        1700 West Loop South, Suite 1500
                              Houston, Texas 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1999

To the Stockholders of
Cornell Corrections, Inc.:

     Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Cornell Corrections, Inc. will be held at Ritz Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611, at 10:00 a.m., Central time, on Wednesday, May 12, 1999, for the following purposes:

        1.  To elect five directors to the Board of Directors.

        2. To approve the appointment of Arthur Andersen LLP as independent public accountants for 1999.

        3. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on April 6, 1999 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors
                                          Kevin B. Kelly, SECRETARY

Houston, Texas
April 8, 1999

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           CORNELL CORRECTIONS, INC.
                        1700 West Loop South, Suite 1500
                              Houston, Texas 77027

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cornell Corrections, Inc., a Delaware corporation ("Cornell" or the "Company"), for use at the annual meeting of stockholders to be held on Wednesday, May 12, 1999, at Ritz Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611, at 10:00 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 8, 1999.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 1700 West Loop South, Suite 1500, Houston, Texas 77027, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the other proposals set forth in this Proxy Statement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on April 6, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 9,585,800 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of April 6, 1999, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than

5% of the Common Stock, (ii) each director and named executive officer, and
(iii) all directors and executive officers of the Company as a group:

                                      AMOUNT AND NATURE OF      PERCENTAGE
                                     BENEFICIAL OWNERSHIP(1)     OF CLASS
                                     -----------------------    -----------
AMVESCAP PLC (2).....................         895,700               9.3%
  11 Devonshire Square
  London EC2M 4YR
  England
Alliance Capital Management L.P.
  (3)................................         869,700               9.1%
  c/o The Equitable Companies
  Incorporated
  1290 Avenue of the Americas
  New York, New York 10104
J & W Seligman & Co. Incorporated
  (4)................................         719,196               7.5%
  100 Park Avenue
  New York, New York 10017
Scudder Kemper Investments,
  Inc.(5)............................         495,500               5.2%
  Two International Place
  Boston, Massachusetts 02110
Brian E. Bergeron....................          13,300              *
David M. Cornell (6).................         511,987               5.3%
Campbell A. Griffin, Jr..............          13,650              *
Peter A. Leidel......................          18,264              *
Arlene R. Lissner....................           6,525              *
Steven W. Logan......................         259,712               2.7%
Tucker Taylor........................          19,750              *
Marvin H. Wiebe, Jr..................          26,007              *
All directors and executive officers
  as a group (8 persons).............         869,195               8.8%

------------

 *  Less than 1.0%.

(1) Shares of Common Stock listed include shares subject to stock options exercisable within 60 days (12,600 for Mr. Bergeron, 128,124 for Mr. Cornell, 13,250 for Mr. Griffin, 5,000 for Mr. Leidel, 4,000 for Ms. Lissner, 149,374 for Mr. Logan, 13,250 for Mr. Taylor, 19,000 for Mr. Wiebe, and 344,598 for all the above as a group).

(2) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1998. The filing indicates shared voting and dispositive power for 895,700 shares of Common Stock.

(3) Based on a joint filing made with the SEC reflecting ownership of Common Stock as of December 31, 1998. The filing was made by the following: The Equitable Companies Incorporated (the "Equitable Companies"), which is the general partner of Alliance Capital Management L.P.; AXA-UAP, which beneficially owns a majority interest in the Equitable Companies; and Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group which beneficially owns a majority interest in AXA-UAP. The filing indicates sole voting power for 708,600 shares of Common Stock, shared voting power for 156,500 shares of Common Stock and sole dispositive power for 869,700 shares of Common Stock.

(4) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1998. The filing indicates shared voting power for 539,100 shares of Common Stock and shared dispositive power for 719,196 shares of Common Stock.

(5) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1998. The filing indicates sole voting power for 315,300 shares of Common, shared voting power for 7,300 shares of Common Stock and sole dispositive power for 495,500 shares of Common Stock.

(6) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1998. The filing indicates sole voting power for 511,987 shares of Common Stock and sole dispositive power for 423,322 shares of Common Stock. Includes 88,665 shares over which Jane B. Cornell, the former wife of David M. Cornell, has sole dispositive power and, pursuant to a voting agreement, over which Mr. Cornell has sole voting power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1998 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Ms. Lissner and Mr. Taylor, directors of the Company, did not timely file a Form 4.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL

     Five directors are to be elected at the Annual Meeting. Each nominee is currently a director of the Company. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Amended and Restated Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and principal position of each nominee for director:

             NAME                AGE            POSITION
------------------------------   --- ------------------------------
David M. Cornell..............   63  Director; Chairman of the
                                     Board, President and Chief
                                       Executive Officer
Campbell A. Griffin, Jr.......   69  Director
Peter A. Leidel...............   42  Director
Arlene R. Lissner.............   68  Director; President of Abraxas
                                     Group, Inc.
Tucker Taylor.................   60  Director

     DAVID M. CORNELL has been a director of the Company and the Chairman, President and Chief Executive Officer of the Company since its founding.

     CAMPBELL A. GRIFFIN, JR. has been a director of the Company since October 1996 and is currently managing personal investments. Mr. Griffin joined the law firm of Vinson & Elkins L.L.P. in 1957 and was a partner from 1968 to 1992. He was a member of the Management Committee of Vinson & Elkins L.L.P. from 1981 to 1990 and the Managing Partner of the Dallas office from 1986 to 1989. From 1991 to 1993, Mr. Griffin served as an Adjunct Professor of Administrative Science at William Marsh Rice University and, from 1993 to 1995, he was a Councilman for the City of Hunters Creek Village.

     PETER A. LEIDEL has been a director of the Company and its predecessor since May 1991. Mr. Leidel is founder and Managing Director of Yorktown Partners LLC, and a partner of Ticonderoga Capital, both of which manage private investment funds. In September 1997, Mr. Leidel resigned as Senior Vice President of Dillon Read & Co, Inc. (a predecessor of SBC Warburg Dillon Read, Inc.) where he worked since 1983 managing private investment funds. Mr. Leidel is a director of Willbros Group, Inc. and five private companies.

     ARLENE R. LISSNER has been a director of the Company since September 1997 when the Company acquired Abraxas, and is President of Abraxas Group, Inc., a wholly-owned subsidiary of the Company.

Ms. Lissner founded Abraxas in 1973, where she served as President and Chief Executive Officer until 1977, at which time she left that position to become Chairperson of the Board of Directors of Abraxas. Ms. Lissner resumed her role as President and Chief Executive Officer of Abraxas from April 1996 through September 1997.

     TUCKER TAYLOR has been a director of the Company since October 1996. Mr. Taylor, an advisor to the health care and corrections industries, joined Medical Care International as Executive Vice President in 1992, and remained with Columbia/HCA through 1997 following its acquisition of Medical Care International. Prior thereto, he was a marketing and planning consultant. Mr. Taylor is also a director of SuperShuttle, a privately held ground transportation company, and Alta Healthcare Systems, a privately held hospital company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and Compensation Committee, the members of which are not employees of the Company. The Audit Committee, which is composed of Tucker Taylor and Campbell A. Griffin, Jr., held four meetings during the last fiscal year. The Audit Committee recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the adequacy of the Company's system of internal accounting controls.

     The Compensation Committee, which is composed of Peter A. Leidel and Tucker Taylor, held three meetings during the last fiscal year. Richard T. Henshaw III resigned from the Compensation Committee on October 15, 1998, and resigned from the Board on December 31, 1998. Mr. Taylor became a member of the Compensation Committee on October 15, 1998. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options, including those under the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan"). The Board does not have a standing nominating committee or other committee performing a similar function.

     During 1998, the Board of Directors held eleven meetings. During 1998, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

DIRECTOR COMPENSATION

     Mr. Cornell and Ms. Lissner do not receive compensation for serving as directors. Mr. Griffin, Mr. Leidel and Mr. Taylor receive an annual fee of $5,000, a fee of $1,000 for attendance at each Board of Directors meeting and a fee of $500 for attendance at each committee meeting (unless held on the same day as a Board of Directors meeting). Mr. Griffin and Mr. Taylor also were granted by the Company in October 1996 nonqualified options to purchase 15,000 shares of Common Stock under the 1996 Plan and Mr. Leidel was granted by the Company in February 1998 nonqualified options to purchase 15,000 shares of Common Stock under the 1996 Plan. The options to Messrs. Griffin, Leidel and Taylor vested 25% on the date of the grant and the remainder vest ratably over three years with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on the date of the grant. Additionally, Messrs. Griffin, Leidel and Taylor were each granted in January 1999 nonqualified options to purchase 2,000 shares of Common Stock under the 1996 Plan. These options vested 100% on the date of the grant with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on December 31, 1998. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers and other key employees of the Company:

                NAME                    AGE                         POSITION
-------------------------------------   ----    ------------------------------------------------
Steven W. Logan......................    37     Executive Vice President
Thomas R. Jenkins....................    50     Chief Operating Officer
Marvin H. Wiebe, Jr..................    51     Senior Vice President
Brian E. Bergeron....................    31     Chief Financial Officer and Treasurer
Gary L. Henman.......................    59     Vice President, Secure Institutional
John C. Godlesky.....................    52     Vice President, Juvenile
Laura J. Shol........................    42     Vice President, Pre-Release

     STEVEN W. LOGAN has been Executive Vice President of the Company since April 1998 and was Chief Operating Officer from April 1998 through December 1998. Previously, Mr. Logan served as Senior Vice President of the Company from November 1997 to April 1998, and Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to April 1998. From 1984 to 1993, Mr. Logan served in various positions with Arthur Andersen LLP, Houston, most recently as an Experienced Manager. Mr. Logan is a Certified Public Accountant.

     THOMAS R. JENKINS has been Chief Operating Officer of the Company since January 1999 and previously served as Vice President, Juvenile since September 1997. From November 1995 through September 1997 he served as Vice
President -- Operations of Abraxas. From 1973 through November 1995, Mr. Jenkins served with the Department of Public Welfare, Commonwealth of Pennsylvania in various capacities ranging from Director of various juvenile facilities to Director of the Pennsylvania Child Welfare Services.

     MARVIN H. WIEBE, JR. has been Senior Vice President of the Company since November 1997 and Vice President of the Company since the Company acquired Eclectic Communications, Inc. ("Eclectic") in 1994. He was previously Vice President -- Administration and Finance, Vice President -- Secure Detention and Chief Financial Officer of Eclectic, where he was employed for 11 years. Mr. Wiebe has served as President of the International Community Corrections Association ("ICCA") and as an auditor for the American Correctional Association ("ACA") Commission on Accreditation for Corrections and is a member of the ICCA, the California Probation Parole & Correctional Association and the ACA.

     BRIAN E. BERGERON has been Chief Financial Officer and Treasurer of the Company since April 1998. Mr. Bergeron previously served as the Director of Acquisition Development since joining the Company in August 1997. From 1996 to 1997, Mr. Bergeron served as the Director of Financial Reporting for Randall's Food Markets, Inc. in Houston, Texas. From 1992 to 1996, Mr. Bergeron served in various audit positions for Arthur Andersen LLP, Houston, and from 1990 to 1992 he served as Credit Analyst for First City National Bank in Houston, Texas. Mr. Bergeron is a Certified Public Accountant.

     GARY L. HENMAN has been Vice President, Secure Institutional since October 1998 and National Director of Quality Assurance since June 1998. He was previously an associate professor at Louisiana State University from 1997 to September 1998. From 1973 to 1997, Mr. Henman was with the Federal Bureau of Prisons ("FBOP"), progressing to Deputy Regional Director and Warden of five facilities, including the United States Penitentiaries at Leavenworth, Kansas and Marion, Illinois. Mr. Henman was Chairman of both the FBOP High Security Facility Task Force and the FBOP Task Force on Vocational Training.

     JOHN C. GODLESKY has been Vice President, Juvenile since January 1999. He previously served as Director, Division of Residential Programs of Abraxas from June 1993 to December 1998, and was responsible for the overall development, direction and management of Abraxas' juvenile residential programs.

     LAURA J. SHOL has served as Vice President, Pre-Release since November 1997, and was the Company's Managing Director of Pre-Release Centers since May 1997. She previously served as Director of Community Corrections of the Company from June 1996 through May 1997, and was Senior Regional Administrator of Eclectic from 1986 to June 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     At December 31, 1998, the Company had notes and accrued interest receivable from Mr. Cornell and Mr. Logan in the amounts of $613,630 and $299,393, respectively. Interest on the notes, which were incurred upon the exercise of stock options and in connection with other personal matters, is charged annually at a rate of 6.63% and the notes mature on July 8, 2000.

     In September 1997, in connection with the acquisition of Abraxas, the Company entered into a Covenant Not to Compete Agreement with Ms. Lissner pursuant to which she agreed for a period of 20 years not to: (i) engage in any business in competition with any business operation of the Company or its affiliates; (ii) request that any customer or supplier of the Company or any of its affiliates curtail or cancel its business with the Company or any such affiliate; or (iii) induce or attempt to influence any employee of the Company or any of its affiliates to terminate his or her employment with the Company or any such affiliate, or hire or retain the services of any such employee. In consideration of Ms. Lissner's agreements, the Company agreed to pay Ms. Lissner 10 annual installments of $60,000 each beginning on January 2, 1998. Such payments may be accelerated upon the mutual agreement of Ms. Lissner and the Company.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is composed of Peter A. Leidel and Tucker Taylor, both independent non-employee directors.

     The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

     The Compensation Committee's objective is to provide competitive levels of compensation to the Company's executive officers that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consists of the following:

        (i) Recommend executive officer total compensation in relation to Company performance;

        (ii) Provide a competitive compensation program in order to attract, motivate, and retain qualified personnel;

        (iii) Provide a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

        (iv) Provide long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

     The Company's executive compensation consists of three key components: base salary, annual incentive compensation in the form of cash bonuses, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

     BASE SALARY. Each fiscal year the Compensation Committee, along with the CEO, reviews and approves an annual salary plan for the Company's executive officers. This salary plan is developed by the CEO. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company and corporate and individual performance.

     CASH BONUSES. The Compensation Committee provides annual incentives to the Company's executive officers in the form of cash bonuses. These bonuses are discretionary and are based on (i) the relative success of the Company in attaining certain financial objectives and the individual's contribution to the achievement of those financial objectives, and (ii) certain subjective factors as established from time to time by the Compensation Committee.

     STOCK OPTIONS. The primary objective of the stock option program is to link the interests of the Company's executive officers and other selected employees to the stockholders through significant annual grants of stock options. The Company's existing 1996 Plan authorizes the issuance of both incentive and non-qualified stock options to officers and key employees of the Company. Subject to general limits prescribed by the 1996 Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. Mr. Cornell participates in the same executive compensation plans available to the other executive officers. In July 1998, the Compensation Committee increased the salary of Mr. Cornell by 43% to $330,000, and in January 1999, the Compensation Committee increased the salary of Mr. Cornell by 14% to $375,000. The compensation levels established for Mr. Cornell were in response to the Compensation Committee's assessment of (i) the Company's $6.1 million of net earnings in 1998, (ii) record revenue growth, which increased by approximately 75% compared to 1997, (iii) the Company's success in acquiring and integrating certain competitors and (iv) the Compensation Committee's continued recognition of Mr. Cornell's leadership of the Company.

     Submitted by the Compensation Committee of the Company's Board of Directors.

                                          Peter A. Leidel, Chairman
                                          Tucker Taylor, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board are Messrs. Leidel and Taylor, both of whom are non-employee directors. Mr. Leidel was formerly a Senior Vice President of Dillon Read & Co., Inc. whose successor, SBC Warburg Dillon Read, Inc., performed investment banking services for the Company in 1997 for which it received customary fees.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") of the Company during the Company's fiscal years 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                 ANNUAL COMPENSATION     SECURITIES
                                        FISCAL   --------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY      BONUS       OPTIONS       COMPENSATION(1)
-------------------------------------   ------   ---------  ---------   ------------    ---------------
                                                    ($)        ($)          (#)               ($)

David M. Cornell.....................     1998     280,000    205,000      250,000           7,308
  Chairman of the Board,                  1997     200,000     75,000       --               5,452
  President and Chief                     1996     168,750     29,167      126,124           4,750
  Executive Officer

Steven W. Logan......................     1998     187,500    130,000      160,000           4,764
  Executive Vice President                1997     136,666     50,000       --               5,024
                                          1996     113,333     11,667      126,124           3,466

Marvin H. Wiebe, Jr..................     1998     146,324     25,000(2)     33,667          5,677
  Senior Vice President                   1997     130,000     25,000(2)     10,000          7,856
                                          1996      90,500     59,500(2)     15,000          3,439

Arlene R. Lissner (3)................     1998     127,412     40,000       10,000           5,641
  Director; President of                  1997      38,464     --           10,000          --
  Abraxas Group, Inc.

Brian E. Bergeron (4)................     1998     105,000     55,000       63,000           2,605
  Chief Financial Officer                 1997      27,071     12,500       20,000          --
  and Treasurer

------------

(1) Amounts in 1998 for Messrs. Cornell, Logan, Wiebe, Ms. Lissner and Mr. Bergeron include (i) the Company's 401(k) matching contributions of $4,500, $4,500, $4,500 $3,678 and $2,438, respectively, and (ii) group term life insurance premiums of $2,808, $264, $1,177, $1,963, and $167, respectively.

(2) Excludes $50,750, $53,750 and $56,750 representing Mr. Wiebe's portion of an annual fixed installment payment in 1998, 1997 and 1996, respectively, relating to an acquisition by the Company in 1994.

(3) Ms. Lissner became President of Abraxas Group, Inc. on September 9, 1997.

(4) Mr. Bergeron joined the Company in August 1997.

     The following table presents information regarding options granted to each of the named executive officers in 1998.

                             OPTION GRANTS IN 1998

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                               AT
                                                          PERCENTAGE                                 ASSUMED RATES OF STOCK
                                           NUMBER OF       OF TOTAL                                          PRICE
                                           SECURITIES       OPTIONS                                 APPRECIATION FOR OPTION
                                           UNDERLYING     GRANTED TO     EXERCISE                           TERM(1)
                                            OPTIONS        EMPLOYEES       PRICE      EXPIRATION   --------------------------
                  NAME                      GRANTED         IN 1998      PER SHARE       DATE           5%           10%
----------------------------------------   ----------     -----------    ---------    ----------   ------------  ------------
David M. Cornell........................      10,000(2)        1.1%       $19.875       1/6/2008   $    124,993  $    316,756
                                             240,000(3)       25.7%       $24.375       4/9/2008   $  3,679,034  $  9,323,393
Steven W. Logan.........................      10,000(2)        1.1%       $19.875       1/6/2008   $    124,993  $    316,756
                                             150,000(3)       16.1%       $24.375       4/9/2008   $  2,299,396  $  5,827,121
Marvin H. Wiebe, Jr. ...................      33,667(3)        3.6%       $24.375       4/9/2008   $    516,092  $  1,307,878
Arlene R. Lissner. .....................      10,000(4)        1.1%       $24.375       4/9/2008   $    153,293  $    388,475
Brian E. Bergeron.......................       3,000(2)        0.3%       $19.875       1/6/2008   $     37,498  $     95,027
                                              40,000(3)        4.3%       $20.250      6/25/2008   $    509,405  $  1,290,931
                                              20,000(4)        2.1%       $24.375       4/9/2008   $    306,586  $    776,949

------------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2) Represents a single grant of options on January 6, 1998 which are exercisable in five equal annual installments beginning January 6, 1999.

(3) Represents a single grant of options on April 9, 1998 for Messrs. Cornell, Logan and Wiebe, and on June 25, 1998 for Mr. Bergeron. These options vest 88 months from the date of grant; however, early vesting can occur on the attainment of certain performance objectives. An amount equal to 25% of the options vests upon the Company achieving revenues of $200 million over any period of 12 consecutive months; 25% upon the Company achieving earnings per share of $1.00 in any period of 12 consecutive months; 25% upon the Company achieving an average stock price of $25.00 per share for any 90 consecutive trading days; and 25% upon the Company achieving a 12% return on equity over any period of 12 consecutive months.

(4) Represents a single grant of options on April 9, 1998 which are exercisable in five equal installments beginning April 9, 1999.

     The following table presents information regarding options exercised in 1998 and the value of options outstanding at December 31, 1998 for each of the named executive officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                           NUMBER OF                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                            SHARES                   OPTIONS AT FISCAL YEAR END           FISCAL YEAR END(1)
                                           ACQUIRED      VALUE     ------------------------------   ------------------------------
                  NAME                    ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
----------------------------------------  -----------   --------   -----------   ----------------   -----------   ----------------
David M. Cornell........................     --            --        126,124          250,000       $ 1,783,393       $      0
Steven W. Logan.........................     --            --        147,374          160,000         2,137,731              0
Marvin H. Wiebe, Jr.....................     --            --         15,250           43,417           184,800        101,850
Arlene R. Lissner.......................     --            --          2,000           18,000            22,820         91,280
Brian E. Bergeron.......................     --            --          8,000           75,000            32,000         48,000

------------

(1) The excess, if any, of the market value of Common Stock at December 31, 1998 ($19.00) over the option exercise price(s).

(2) All of these options become immediately exercisable upon a change in control of the Company.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Stock Index and the Company's peer group since the date the Common Stock began trading on the American Stock Exchange (October 3, 1996) and on the New York Stock Exchange beginning December 10, 1998. The graph assumes that the value of the investment in the Common Stock and each index was $100 as of October 3, 1996 and that all dividends were reinvested on a quarterly basis.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


TOTAL RETURN ANALYSIS


                         10/3/1996      12/31/1996     12/31/1997     12/31/1998

Cornell Corrections....   $100.00        $ 72.45         $169.59        $155.29
Peer Group.............   $100.00        $ 97.70         $118.65        $ 82.54
Russell 2000...........   $100.00        $104.85         $127.46        $124.61


------------

(1) The Company's 1998 peer group consists of the following companies:
    Corrections Corporation of America, Wackenhut Corrections Corporation, Correctional Services Corporation, Youth Services International, Inc., and Children's Comprehensive Services, Inc.

EMPLOYMENT AGREEMENT

     In September 1997, Abraxas Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and the Company entered into an employment agreement with Arlene R. Lissner pursuant to which Ms. Lissner agreed to serve as President of Abraxas Group, Inc. As compensation for her services, Abraxas Group, Inc. agreed to pay Ms. Lissner an annual salary of at least $125,000 for a period of three years. The Company is a party to the employment agreement solely to guarantee the performance of Abraxas Group, Inc.'s obligations thereunder.

            PROPOSAL NO. 2 -- APPROVAL OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1999. This firm has acted as independent public accountants for the Company since 1992.

     Members of Arthur Andersen LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

     The Board of Directors recommends that stockholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's Amended and Restated Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

       PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

     Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, no later than December 9, 1999, to be included in the proxy statement relating to that meeting.

     Any holder of Common Stock of the Company desiring to bring business before the 2000 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, no later than March 23, 2000. The written notice must comply with the provisions of the Company's Amended and Restated Bylaws summarized below.

     The Company's Amended and Restated Bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                          By Order of the Board of Directors
                                          Kevin B. Kelly, SECRETARY

April 8, 1999

     THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                              FRONT SIDE OF PROXY
--------------------------------------------------------------------------------
PROXY                       CORNELL CORRECTIONS, INC.                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of Cornell Corrections, Inc. (the
"Company") hereby appoints David M. Cornell and Steven W. Logan, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Ritz Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611, at 10:00 a.m., Central time, on Wednesday, May 12, 1999, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSAL 2 BELOW.

PROPOSAL 1:  ELECTION OF [ ] FOR the nominees listed   [ ] WITHHOLD AUTHORITY to
             DIRECTORS       below  (except as marked      vote for the nominees
                             to the contrary below)        listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                                  David M. Cornell             Peter A. Leidel
                                  Campbell A. Griffin, Jr.     Arlene R. Lissner
                                  Tucker Taylor

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF ARTHUR        FOR    AGAINST    ABSTAIN
            ANDERSEN LLP AS THE COMPANY'S              [ ]      [ ]        [ ]
            INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999
--------------------------------------------------------------------------------

                               BACK SIDE OF PROXY
--------------------------------------------------------------------------------
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND "FOR" PROPOSAL 2. All prior proxies are hereby revoked.

--------------------------------------------------------------------------------
    PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                                         _______________________________________
                                         _______________________________________
                                                      Signature(s)
                                         Dated _________________________ , 1999

                                         (PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS HEREON. WHEN SIGNING AS
                                         ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                         TRUSTEE, GUARDIAN, ETC., GIVE FULL
                                         TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH
                                         JOINT OWNER SHOULD SIGN.)